OPTION AGREEMENT
期 权 协 议

This Option Agreement (this “Agreement”) is dated August 25, 2010, and is entered into in Guangzhou City, Guangdong Province, People’s Republic of China (“PRC” or “China”) by and among Guangzhou Xiangguang Corporate Management Co., Ltd. (“Party A”) and Huangjiang Jintai Mining Co., Ltd. (“Party B”) and the shareholder holding 100% of the issued and outstanding equity interests of Party B (the “Shareholder of Party B” or “Party C”) through negotiation. Party A, Party B, and Party C are each referred to in this Agreement as a “Party” and collectively as the “Parties.”

本《期权协议》（“本协议”）由广州祥光企业管理有限公司（“甲方”）和环江金泰矿业有限责任公司（“乙方”）； 以及拥有乙方100%已发行的股权的股东（ “乙方股东”或“丙方”）经协商于2010年8月25日在中国广东省广州市签订。甲方、乙方和丙方在本协议中单独称为“一方”，统称为“各方”。

RECITALS
前言
1.            Party A, a company incorporated in the PRC as a wholly foreign owned enterprise, with its principle business as management consulting for metal mining industry and metal trading;

甲方为根据中国法律成立的外商独资企业，主要开展金属矿业管理咨询和金属贸易业务；

2.            Party B is a substantially vertically-integrated mining company with exploration, mining, leaching, smelting and further processing operations at the following four operating branches:

                (a) Shangchao Zinc-lead Mine, which is primarily engaged in exploration of a lead-zinc mine;

(b)  Yagang Concentrator, which is primarily engaged in processing of zinc-lead ores;
(c)  Xingda Concentrator, which is primarily engaged in processing of zinc-lead ores; and
(d)  Jintai Duchuan Smelter, which is primarily engaged in smelting of lead-zinc concentrate and production of final products including zinc calcine, zinc dust and sand and sulfuric acid.

乙方实质上是纵向一体化经营的矿业公司，在下列4个分公司中开展勘探、开采、过滤、冶炼和进一步加工业务。

(a )	上朝铅锌矿，主要从事铅锌矿的勘探；
( b )	雅钢选矿厂，主要铅锌矿的加工；
( c )	兴达选矿厂，主要从事铅锌矿的加工；
( d )	都川冶炼厂，主要从事铅锌精矿的冶炼和包括锌焙砂、锌粉、砂和硫酸在内的最终产品的生产。

2.            The Shareholder is the sole shareholder of Party B, legally holding such amount of equity interest of the Party B as set forth on the signature page of this Agreement and holding 100% of the issued and outstanding equity interests of Party B (collectively the “Equity Interest”).

股东是指乙方的股东，合法以本协议签字页载明的数额持有乙方的股权，且共计持有乙方的已发行股权的100%（以下统称“股权”）。

3.            The Parties are entering into this Agreement in connection with the Consulting Services Agreement.

在签署《咨询服务协议》时，各方签订本协议。

NOW, THEREFORE, the Parties to this Agreement hereby agree as follows:

签订协议各方必须遵守如下条款：

1.           PURCHASE AND SALE OF EQUITY INTEREST (购买和出售股权)

1.1           Grant of Rights. The Shareholder (hereinafter the “Transferors”) hereby irrevocably grant to Party A or a designee of Party A (the “Designee”) an option to purchase at any time, to the extent permitted under PRC Law, all or a portion of the Equity Interest in accordance with such procedures as determined by Party A, at the price specified in Section 1.3 of this Agreement (the “Option”).  No Option shall be granted to any party other than to Party A and/or a Designee.  Party B hereby agrees to Party C’s grant of the Option to Party A and/or the Designee.  As used herein, Designee may be an individual person, a corporation, a joint venture, a partnership, an enterprise, a trust or an unincorporated organization.

权利的授予。各股东（以下称“转让方”）特此不可撤销地授予甲方或者甲方指定人员（“被指定人”）期权以随时在中国法律允许的范围内根据甲方决定的该等程序和本协议1.3条中规定的价格购买部分或全部的股权（“期权”）。该期权不应被授予给除甲方和/或甲方指定的人员之外的任何一方。乙方特此同意丙方将期权授予甲方或甲方指定的人员。本协议所适用的被指定人可以是个人、公司、合资企业、合伙企业、企业、信托或者其他非公司组织。

1.2           Exercise of Rights.  According with the requirements of applicable PRC laws and regulations, Party A and/or the Designee may exercise the Option at any time by issuing a written notice (the “Notice”) to one or more of the Transferors and specifying the amount of the Equity Interest to be purchased from such Transferor(s) and the manner of purchase.

权利的行使。根据中华人民共和国可适用法律法规的要求，甲方或被指定人可以随时通过向一个或一个以上转让方发布一个书面的通知（“通知”）并且指明从该转让方所购入的股权数量和购买方式来行使该期权。

1.3           Purchase Price.

 购买价格

 1.3.1      The purchase price of the Equity Interest pursuant to an exercise of the Option shall be equal to the original paid-in price of the Transferors, adjusted pro rata for purchase of less than all of the Equity Interest, unless applicable PRC laws and regulations require an appraisal of the Equity Interest or stipulate other restrictions regarding the purchase price of the Equity Interest.

在甲方行使期权时，股权的购买价格应等于转让方起初购入股权的价格，且购入部分股权时价格按比例调整，除非中华人民共和国适用的法律法规要求评估股权价格或者规定对股权购买价格的其他限制。

 1.3.2      If the applicable PRC laws and regulations require an appraisal of the Equity Interest or stipulate other restrictions regarding the purchase price of the Equity Interest at the time Party A exercises the Option, the Parties agree that the purchase price shall be set at the lowest price permissible under the applicable laws and regulations.

如果在甲方行使期权时中华人民共和国适用的法律法规要求评估股权价格或者规定对股权购买价格的其他限制，各方同意购买价格设定为适用法律法规可允许的最低价格。

1.4           Transfer of Equity Interest.  Upon each exercise of the Option under this Agreement:

股权的转让。在本协议范围内每次行使该期权时：

 1.4.1      The Transferors shall hold or cause to be held a meeting of shareholder of Party B in order to adopt such resolutions as necessary in order to approve the transfer of the relevant Equity Interest (such Equity Interest hereinafter the “Purchased Equity Interest”) to Party A and/or the Designee;

转让方应召开或促使召开乙方股东会议，以采纳批准转让相关股权给甲方和/或被指定人所需的决议（该股权以下称“已购股权”）。

 1.4.2      The relevant Parties shall enter into an Equity Interest Purchase Agreement in a form reasonably acceptable to Party A, setting forth the terms and conditions for the sale and transfer of the Purchased Equity Interest;

相关各方应在甲方可接受的合理形式下签订《股权购买协议》，并在协议中列明出售和转让已购股权的条款和条件;

 1.4.3      The relevant Parties shall execute, without any security interest, all other requisite contracts, agreements or documents, obtain all requisite approval and consent of the government, conduct all necessary actions, transfer the valid ownership of the Purchased Equity Interest to Party A and/or the Designee, and cause Party A and/or the Designee to be the registered owner of the Purchased Equity Interest.  As used herein, “security interest” means any mortgage, pledge, the right or interest of the third party, any purchase right of equity interest, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements; however, such term shall not include any security interest created under that certain Equity Pledge Agreement dated as of August 25, 2010 by and among the Parties (the “Pledge Agreement”).

相关各方应在没有任何担保权益的情况下签署其余全部必备的合同、协议或者文件，获得所有政府批准和同意，采取所有必要行动，向甲方和/或甲方指定的人员出让已购股权的有效所有权，促成甲方和/或被指定人成为已购股权的登记拥有者。本协议所适用的“担保权益”指的是抵押、质押、第三方的权利或利益，股权的任何购买权利，收购权，优先取舍权，抵销权，所有权保留或者其他担保安排；但是，该术语不包括任何在2010年8月25日签订的《股权质押协议》（“质押协议”）下所产生的担保权益。

1.5           Payment.  Payment of the purchase price shall be determined through negotiation between the Transferors and Party A in accordance with the applicable laws at the time of the exercise of the Option.

支付。购买价款的支付应由转让方和甲方根据行使期权时所适用的法律协商后决定。

2.           REPRESENTATIONS RELATING TO EQUITY INTEREST (与股权相关的陈述)

2.1           Party B’s Representations.  Party B hereby represents and warrants:

乙方的陈述。 乙方在此做出以下陈述和保证：

 2.1.1      Without Party A’s prior written consent, Party B’s Articles of Association shall not be supplemented, changed or renewed in any way, Party B’s registered capital shall not be increased or decreased, and the structure of Party B’s registered capital shall not be changed in any form;

未经甲方事先书面同意，不应以任何方式补充、更改或更新乙方公司章程，不应增加或减少乙方的注册资本且不应以任何形式更改乙方注册资本的结构;

 2.1.2      To maintain the corporate existence of Party B and to prudently and effectively operate the Business according with customary fiduciary standards applicable to managers with respect to corporations and their shareholder;

根据适用于公司经理对公司与股东的客户惯用的信义标准，维持乙方的公司存续，谨慎有效地开展业务；

 2.1.3      Upon the execution of this Agreement, to not sell, transfer, mortgage or dispose, in any other form, any asset, legitimate or beneficial interest of business or income, or encumber or approve any encumbrance or imposition of any security interest on Party B’s assets without Party A’s prior written consent;

未经甲方事先书面同意，在签署本协议后不能以任何形式出售、转让、抵押或处理任何资产、合法的或受益的商业利益或收入，或在乙方资产上设置权利负担或批准设置权利负担或设立任何担保权益；

 2.1.4      To not issue or provide any guarantee or permit the existence of any debt without Party A’s prior written consent, other than (i) such debt that may arise from Party B’s ordinary course of business (excepting a loan); and (ii) such debt which has been disclosed to Party A;

除 (I)乙方正常业务过程中非借贷引起的债务；和(II) 已向甲方披露的债务外，未经甲方事先的书面同意，不发出或提供任何担保或允许任何债务的存在；

 2.1.5      To operate and conduct all business operations in the ordinary course of business, without damaging the Business or the value of Party B’s assets;

在正常的业务过程中运营和经营一切业务，而不损害乙方业务或其资产价值;

 2.1.6      To not enter into any material agreements without Party A’s prior written consent, other than agreements entered into in the ordinary course of business (for purpose of this paragraph, if any agreement for an amount in excess of One Hundred Thousand Renminbi (RMB 100,000) shall be deemed a material agreement);

未经甲方事先书面同意，不签订任何重大协议，但正常业务过程中已签订的协议除外（为实现本条款的目的，如果协议金额超过100,000人民币，该协议被视为重大协议）;

 2.1.7      To not provide loan or credit to any other party or organization without Party A’s prior written consent;

未经甲方事先书面同意，不向任何他方或组织提供任何贷款或信贷;

 2.1.8      To provide to Party A all relevant documents relating to the Business and its operations and finance at the request of Party A;

经甲方要求，向甲方提供涉及业务和财务的一切相关文件;

 2.1.9      To purchase and maintain general business insurance of the type and amount comparable to those held by companies in the same industry, with similar business operations and assets as Party B, from an insurance company approved by Party A;

购买并维持甲方认可的保险公司所提供的保险，保险种类和金额必须与同行业经营类似业务以及资产与乙方相当的公司所持有的保险相同;

 2.1.10    To not enter into any merger, cooperation, acquisition or investment without Party A’s prior written consent;

未经甲方事先书面同意，不进行任何合并、合作、收购或投资;

 2.1.11    To notify Party A of the occurrence or the potential occurrence of litigation, arbitration or administrative procedure relating to Party B’s assets, business operations and/or income;

向甲方通告已发生或可能发生的与乙方资产、业务运营和/或收入相关的诉讼、仲裁或行政程序;

 2.1.12    In order to guarantee the ownership of Party B’s assets, to execute all requisite or relevant documents, take all requisite or relevant actions, and make and pursue all relevant claims;

签署所有必要的或相关的文件，采取所有必要的或相关的行动，提出所有相关的索赔，来保障乙方所持资产的所有权;

 2.1.13    To not assign the Equity Interest in any form without Party A’s prior written notice; however, Party B shall distribute dividends to the Shareholder upon the request of Party A; and

未经甲方事先书面允许，不以任何形式转让股权；但是，乙方应在甲方的要求下将股息分配给股东；与

 2.1.14    In accordance with Party A’s request, to appoint any person designated by Party A to a management position for Party B.

根据甲方的要求，指派甲方指定的人员担任乙方管理职位。

2.2          Transferors’ Representations.  The Transferors hereby represent and warrant:

转让方的陈述。转让方在此做出如下陈述和保证：

 2.2.1      Without Party A’s prior written consent, upon the execution of this Agreement, to not sell, transfer, mortgage or dispose in any other form any legitimate or beneficial interest of the Equity Interest, or to approve any security interest, except as created pursuant to the Pledge Agreement;

未经甲方事先书面同意，在签订本该协议后，不得出售、转让、抵押或或以任何其他形式处置任何合法的或受益的股权利益，也不得允许担保权益。《股权质押协议》设定的除外；

 2.2.2      Without Party A’s prior written notice, to not adopt or support or execute any shareholder resolution at any meeting of the shareholder of Party B that seeks to approve any sale, transfer, mortgage or disposal of any legitimate or beneficial interest of the Equity Interest, or to allow any attachment of security interests, except as created pursuant to the Pledge Agreement;

未经甲方事先书面通知，不得通过、支持或签署任何乙方股东会议所做出的企图批准出售、转让、抵押或处置任何合法的或受益的股权利益，或是允许附加担保权益的股东决议，但根据《股权质押协议》设定的除外；

 2.2.3      Without Party A’s prior written notice, to not agree or support or execute any shareholder resolution at any meeting of the shareholder of Party B that seeks to approve Party B’s merger, cooperation, acquisition or investment;

未经甲方事先书面同意，不得同意、支持或签署在乙方股东会议做出的，企图批准乙方合并、合作、收购或投资的决议；

 2.2.4      To notify Party A the occurrence or the potential occurrence of any litigation, arbitration or administrative procedure relevant to the Equity Interest;

向甲方通告与股权有关的已发生或可能发生的诉讼、仲裁或行政程序；

 2.2.5      To cause Party B’s Board of Directors to approve the transfer of the Purchased Equity Interest pursuant to this Agreement;

促使乙方董事会根据本协议批准已购股权的转让；

 2.2.6      In order to maintain the ownership of Equity Interest, to execute all requisite or relevant documents, conduct all requisite or relevant actions, and make all requisite or relevant claims, or make requisite or relevant defense against all claims of compensation;

签署所有必要的或相关的文件，采取所有必要的或相关的行动，提出所有必要的或相关的索赔或对他方索赔提出必要的或相关的抗辩，以保障所拥有的股权；

 2.2.7      Upon the request of Party A, to appoint any person designated by Party A to be a director of Party B; and

根据甲方的要求，指派甲方指定的人员担任乙方董事；与

 2.2.8      To prudently comply with the provisions of this Agreement and any other agreements entered into with Party A and Party B in connection therewith, and to perform all obligations under all such agreements, without taking any action or nonfeasance that may affect the validity and enforceability of such agreements.

谨慎地遵守本协议的条款以及其他与甲方、乙方达成的任何其他相关协议，履行这些协议规定的一切义务，不得懈怠执行或采取任何可能影响这些协议有效性和可执行性的行为。

3.           Representations and Warranties.  As of the execution date of this Agreement and on each transfer of Purchased Equity Interest pursuant to an exercise of the Option, Party B and the Transferors hereby represent and warrant as follows:

陈述和保证。在本协议签署之日起并针对每次行使期权时已购股权的转让，乙方和转让方作如下陈述和保证：

3.1          Such Parties shall have the power and ability to enter into and deliver this Agreement and to perform their respective obligations thereunder, and at each transfer of Purchased Equity Interest, the relevant Equity Interest Purchase Agreement and to perform their obligations thereunder.  Upon execution, this Agreement and each Equity Interest Purchase Agreement will constitute legal, valid and binding obligations and be fully enforceable in accordance with their terms;

本方有权力和能力签订和交付本协议，履行本协议项下各自的义务，和在每次转让已购股权时签订相关《股权购买协议》并履行其中所规定的的义务。一经签署，本协议和每个《股权购买协议》将构成合法、有效、有约束力的义务且依其相关条款可得以执行；

3.2          The execution and performance of this Agreement and any Equity Interest Purchase Agreement shall not: (i) violate any relevant laws and regulations of the PRC; (ii) conflict with the Articles of Association or other organizational documents of Party B; (iii) cause to breach any agreements or instruments or having binding obligation on it, or constitute a breach under any agreements or instruments or having binding obligation on it; (iv) breach relevant authorization of any consent or approval and/or any effective conditions; or (v) cause any authorized consent or approval to be suspended, removed, or cause other added conditions;

本协议和任何《股权购买协议》的签署和履行不应：(1) 违反中华人民共和国的任何相关法律、法规；(2) 与乙方公司章程或其他组织文件相冲突；(3) 致使或造成其违反任何协议或文件或对其产生约束义务；(4) 违反任何同意或批准的授权和/或有效的条件；(5) 导致任何经授权的同意或批准被中止、取消，或者产生附加条件;

3.3          The Equity Interest is transferable in whole and in part, and neither Party B nor the Transferors has permitted or caused any security interest to be imposed upon the Equity Interest other than pursuant to the Pledge Agreement;

股权可部分或全部转让，且乙方和转让方没有允许或促使将担保权益加于股权上，但《质押协议》项下规定的情形除外;

3.4          Party B does not have any unpaid debt, other than (i) such debt that may arise during the ordinary course of business; and (ii) debt either disclosed to Party A or incurred pursuant to Party A’s written consent;

乙方没有任何未了债务，除了（1）由正常业务过程中可能产生的债务；和（2）已披露给甲方的债务或经甲方书面允诺而导致的债务;

3.5          Party B has complied with all applicable PRC laws and regulations in connection with this Agreement;

乙方已遵守所有与本协议相关的中国可适用法律法规;

3.6          There are no pending or ongoing litigation, arbitration or administrative procedures with respect Party B, its assets or the Equity Interests, and Party B and the Transferors have no knowledge of any pending or threatened claims to the best of their knowledge; and

不存在任何与乙方、乙方资产或股权相关的未决或正在进行的诉讼、仲裁或行政程序。尽乙方和转让方所知，不存在未决或构成威胁的索赔; 以及

3.7          The Transferors own the Equity Interest free and clear of encumbrances of any kind, other than the security interest pursuant to the Pledge Agreement.

转让人持有没有任何类型权利负担的股权，但《质押协议》项下的担保权益除外。

4.           ASSIGNMENT OF AGREEMENT (协议的转让)

4.1           Party B and the Transferors shall not transfer their rights and obligations under this Agreement to any third party without Party A’s prior written consent.

未经甲方事先书面允许，乙方和转让方不得向第三方转让他们在本协议项下的权利和义务。

4.2            Party B and the Transferors hereby agrees that Party A shall be able to transfer all of its rights and obligations under this Agreement to any third party, and such transfer shall only be subject to a written notice of Party A to Party B and the Transferors without any further consent from Party B or the Transferors.

乙方和转让方特此同意：甲方应向任何第三方转让其在本协议项下的所有权利和义务，但只有当甲方向乙方和转让方做出书面通知后才可转让，且不需要乙方或转让方的进一步许可。

5.           EFFECTIVE DATE AND TERM (有效日期和期限)

5.1          This Agreement shall be effective as of the later of (i) the date of execution or (ii) the date that Party A obtains its business license from appropriate PRC government authority.

此协议 自(i)签署之日或(ii)甲方得到相关中国政府部门颁发的营业执照之日两者之中较晚之日生效。

5.2          The term of this Agreement is fifteen (15) years unless an earlier termination occurs in accordance with the relevant provisions herein or in any other relevant agreements reached by all parties or when Party A has purchased all or part shares of Party B at Party A’ discretion.  This Agreement may be extended only upon Party A’s written confirmation prior to the expiration of this Agreement and the length of the extended term shall be determined by Party A.

除非根据本协议相关规定或各方达成的其他相关协议或甲方已经根据其意愿购买乙方的全部或部分股权之终止情况出现而导致本协议提前终止，本协议期限为十五年（15）年。本协议仅需甲方于本协议有效期届满前以书面形式确认延期，即可延长，且延长期限应由甲方确定。

5.3          At the end of the term of this Agreement (including any extension thereto), or if earlier terminated pursuant to Section 5.2, the Parties agree that any transfer of rights and obligations pursuant to Section 4.2 shall continue to be in effect.

在本协议有效期（包括延长期）到期或者是根据5.2提前终止时；协议双方同意：根据协议的4.2进行的权利义务转让应当依然有效。

6.           APPLICABLE LAWS AND DISPUTE RESOLUTION (适用法律和争议的解决)

6.1          Applicable Laws.  The execution, validity, interpretation and performance of this Agreement and the dispute resolution under this Agreement shall be governed by the laws of PRC.

适用法律。本协议的签署、效力、解释和履行以及争议的解决均适用中华人民共和国的法律。

6.2          Dispute Resolution.  The Parties shall strive to resolve any disputes arising from the interpretation or performance of this Agreement through amicable negotiations.  If such dispute cannot be settled within thirty (30) days, any Party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration.  The arbitration shall abide by the current rules of CIETAC, and the arbitration proceedings shall be conducted in Shanghai, China in Chinese.  The determination of CIETAC shall be final and binding upon the Parties.

争议的解决。各方应当友好磋商解决因本协议的解释和履行所引发的争议。如果争议不能在30天内解决，任何一方可以将此争议提交中国国际经济贸易仲裁委员会（“委员会”）进行仲裁。仲裁程序应遵守委员会现行规则，且仲裁将在上海进行，仲裁程序以中文进行。委员会的仲裁决定是终局的，并对协议各方产生约束效力。

7.            Taxes and Expenses.  Each Party shall, according with PRC laws, bear any and all registration taxes, costs and expenses for the transfer of equity arising from the preparation, execution and completion of this Agreement and all Equity Interest Purchase Agreements.

税收和花费。各方应根据中国法律承担因本协议和所有《股权购买协议》的准备、签订和完成而产生的所有注册税，成本以及花费。

8.            Notices.  Notices or other communications required to be given by any Party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or prepaid mail or by a recognized courier service or by facsimile transmission to the relevant address of each Party as set forth below or other addresses of the Party as specified by such Party from time to time.  The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date of the air registered mail with the postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery by an internationally recognized courier service; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as shown on the transmission confirmation.

通知。任何一方发出的、与此协议相关的通知或信息都应当用中文和英文书写，并以以下方式：专人、使用挂号信件、已付邮资的信件，急件送信服务，传真发送到相关各方的地址、本页下方的地址、各方的其他地址或各方特定的其他地址。通知适时送达的日期应当遵循如下原则：（1）个人递送的通知的日期即应在送达之时；（2）用邮件递送的通知的日期在用已付邮资的空运挂号信件送出当天（以邮戳为准）后的第十天，或者用国际公认的急件送信服务机构递送日期后的第四天；（3）用传真发送的通知的，按传输确认书显示的接收时间。

Party A：	Guangzhou Xiangguang Corporate Management Co., Ltd
甲方:	广州祥光企业管理有限公司
Address: 601-15 Building No. 2 Shiqiaojie Qinghe East Road No. 1 Street, Fanyu District Guangshou City, Guangdong, China 地址： 广州市番隅区市桥街清河东路一街二幢之一601-15
Attn: Mingxiang Huang 联系人：黄明祥
Fax: 传真
Tel: 电话：

Party B: 乙方	Huanjiang Jintai Mining Co., Ltd. 环江金泰矿业有限责任公司
Address: No. 48 Qiaodong Road, Sien Town, Huanjiang County Hechi City, Guangxi Province, China Province, China 地址: 中国广西省河池市环江县思恩镇桥东路
Attn: Kuizhong Cai 联系人: 蔡奎中
Fax: (86 0778) 220-5911 传真 (86 0778) 220-5911
Tel: (86 0778) 220-5911 电话 (86 0778) 220-5911

Party C 丙方	Huangjiang Jinteng Mining Co., Ltd. 环江金腾矿业有限责任公司 Address: No. 48 Qiaodong Road, Sien Town, Huanjiang County Hechi City, Guangxi Province, China 地址：中国广西省河池市环江县思恩镇桥东路48号 Name: Haiping Luo 姓名: 骆海平 Fax:
传真：

9.            Confidentiality.  The Parties acknowledge and confirm that any oral or written information exchanged by the Parties in connection with this Agreement is confidential.  The Parties shall maintain the confidentiality of all such information. Without the written approval by the other Parties, any Party shall not disclose to any third party any confidential information except as follows:

保密条款。各方承认并确认任何各方交换的与本协议相关的口头或书面信息都是保密的，应当确保所有此类信息的机密性。未经其他方的书面允许，任何一方不得向任何第三方提供机密信息。但下述信息除外：

(a)            Such information was in the public domain at the time it was communicated;

提供时已被公众获悉的信息；

(b)           Such information is required to be disclosed pursuant to the applicable laws, regulations, policies relating to the stock exchange; or

应股票交易市场相关的适用法律法规、政策之要求而披露的信息；

(c)           Such information is required to be disclosed to a Party’s legal counsel or financial consultant, provided however, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof.  The disclosure of confidential information by employees or agents of the disclosing Party is deemed to be an act of the disclosing Party, and such Party shall be responsible for all breach of confidentiality arising from such disclosure.  This provision shall survive even if certain clauses of this Agreement are subsequently amended, revoked, terminated or determined to be invalid or unable to implement for any reason.

应该透露给各方法律顾问或财务顾问的信息，但该法律顾问或财务顾问应当同样遵守此节提出的保密要求。任何一方的员工或者代理人披露保密信息的行为应被视为该方的行为，并且该方将承担相应的违反保密义务的责任。即使本协议中的任何条款基于任何原因修改、废除、终止，或被认为无效或不能执行，本条款始终有效。

10.           Further Warranties.  The Parties agree to promptly execute such documents as required to perform the provisions of this Agreement, and to take such actions as may be reasonably required to perform the provisions of this Agreement.

进一步保证。各方同意及时签署履行本协议条款所需的文件并采取为履行本协议项下的义务所需的合理行动。

11.          MISCELLANEOUS (其他条款)

11.1         Amendment, Modification and Supplement.  Any amendments and supplements to this Agreement shall only take effect if executed by both Parties in writing.

协议的修改、修正和补充。任何对协议的改善和补充必须由各方书面签订才能生效。

11.2        Entire Agreement.  Notwithstanding Article 5 of this Agreement, the Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supercede and replace all prior or contemporaneous agreements and understandings, whether oral or in writing.

协议的完整性。尽管有本协议第5款的规定，各方承认本协议构成了各方关于协议所述问题的完整协议。本协议取代任何先前或同时期所有的口头或书面的协议或谅解。

11.3        Severability.  If any provision of this Agreement is deemed invalid or non-enforceable according with relevant laws, such provision shall be deemed invalid only within the applicable laws and regulations of the PRC, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way.  The Parties shall, through reasonable negotiation, replace such invalid, illegal or non-enforceable provisions with valid provisions in order to bring similar economic effects of those invalid, illegal or non-enforceable provisions.

协议的可分性。如果根据相关法律本协议的任何规定无效或者不可执行，则该规定只有在适用的中华人民共和国法律和法规范围内无效，但是其他条款的有效性、合法性和可执行性不会受到任何影响和削弱。各方需通过合理的协商取代这些无效、不合法或不可实施的规定，以带来与该等无效、不合法或不可实施的规定类似的经济效益。

11.4        Headings.  The headings contained in this Agreement are for reference only and shall not affect the interpretation and explanation of the provisions in this Agreement.

标题。此协议所含的标题仅供参考的方便，不会影响协议中条款的阐述、解释。

11.5        Language and Copies.  This Agreement shall be executed in Chinese and English in four (4) duplicate originals. The English version shall prevail in case of conflict. Each Party shall hold one (1) original, each of which shall have the same legal effect.

语言和份数。此协议以中英文签署，一式4份，若中英文有任何不符，应以英文为准。各方各执一份，具同等法律效力。

11.6        Successor.  This Agreement shall be binding on the successors of each Party and the transferee allowed by each Party.

承继。此协议将约束各方的承继人和各方认可的受让方。

11.7        Survival.  Each Party shall continue to perform its obligations notwithstanding the expiration or termination of this Agreement.  Article 6, Article 8, Article 9 and Section 11.7 hereof shall continue to be in full force and effect after the termination of this Agreement.

存续性。不论本协议的到期或终止事项，各方应当继续履行义务。在本协议终止后，第6、8、9节和11.7条款仍然有效。

11.8        Waiver.  Any Party may waive the terms and conditions of this Agreement in writing with the written approval of all the Parties.  Under certain circumstances, any waiver by a Party to the breach of other Parties shall not be construed as a waiver of any other breach by any other Parties under similar circumstances.

弃权。各方书面同意后，一方可以放弃协议规定的条款。某种情况下当事人一方对其他方违约的弃权，不能视作对其他方在相似情况下违约的弃权。

[SIGNATURE PAGE FOLLOWS]
[以下是签字页]

[SIGNATURE PAGE]
[签字页]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

兹证明，本协议由各方或者各方的法定代表人签订。

PARTY A:	Guangzhou Xiangguang Corporate Management Co., Ltd
甲方：	广州祥光企业管理有限公司

Legal/Authorized Representative: /s/Mingxiang Huang
法定代表人/或被授权人(签字)

Name: Mingxiang Huang
姓名: 黄明祥

Title: General Manager
职务: 总经理

PARTY B:	Huanjiang Jintai Mining Co., Ltd.
乙方：	环江金泰矿业有限责任公司:

Legal/Authorized Representative: /s/ Yuan Lin
法定代表人/或被授权人（签字）

Name: Yuan Lin
姓名: 林源

Title: Chairman of the Board
职务: 董事长

SIGNATURE PAGE FOR SHAREHOLDER OF PARTY B

乙方股东签字页

Shareholder of Huanjiang Jintai Mining Co., Ltd.

环江金泰矿业有限责任公司的股东:

Huangjiang Jinteng Mining Co., Ltd.
环江金腾矿业有限责任公司

Legal/Authorized Representative:       /s/ Haiping Luo

法定代表人/或被授权人(签字)

Name: Haiping Luo

姓名: 骆海平

Title: Deputy General Manager

职务: 副总经理

Owns 100% of Huanjiang Jintai Mining Co., Ltd.

持有环江金泰矿业有限责任公司股权100%